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                                                                      EXHIBIT 11



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Statement of Additional Information constituting part of this Amendment No. 5 to the registration statement on Form N-1A of our report dated December 8, 1995, relating to the financial statements of Van Kampen American Capital Small Capitalization Fund which appears in such Statement of Additional Information. We also consent to the reference to us in Item 16(h) in such Statement of Additional Information.



/s/  PRICE WATERHOUSE LLP



Houston, Texas


February 28, 1996